UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2018

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (516) 256-8143

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Loan Agreement

On June 21, 2018, AB Merger Sub, Inc. (“Merger Sub”), a wholly-owned, indirect subsidiary of Janel Corporation (the “Company”), as borrower, entered into that certain Business Loan Agreement (the “Loan Agreement”) and that certain Promissory Note with First Northern Bank of Dixon (“First Northern”), with respect to a $2.0 million senior secured term loan (the “Senior Secured Term Loan”). The Loan Agreement and Promissory Note are dated and effective as of June 14, 2018. The proceeds of the Senior Secured Term Loan were used to fund a portion of the purchase price to acquire the interests of Antibodies Incorporated (“Antibodies”), which became the borrower under the Loan Agreement following the merger of Merger Sub with and into Antibodies at the closing of the transactions contemplated by Merger Agreement (as defined below). In connection with the execution of the Loan Agreement, both the Company and AB HoldCo, Inc., a wholly-owned, direct subsidiary of the Company and direct parent of Merger Sub (“Parent”), entered into Commercial Guaranties pursuant to which the Company and Parent each guaranteed the borrower’s obligations under the Loan Agreement. Interest will accrue on the Senior Secured Term Loan at an annual rate based on the 5-year Treasury constant maturity (index) + 2.50% (margin) for years 1-5 then adjusted and fixed for years 6-10 using the same index and margin. The borrower’s and the Company’s obligations to First Northern under the Loan Agreement are secured by certain real property owned by the Antibodies as of the closing of the Merger (as defined below), as evidenced by that certain Deed of Trust, effective June 14, 2018. The Senior Secured Term Loan will mature on June 14, 2028 (subject to earlier termination as provided in the Loan Agreement).

The above description of the Loan Agreement and associated documentation is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Promissory Note, the Deed of Trust, and the Commercial Guaranties, copies of which are attached hereto as Exhibits 10.1 through 10.5, respectively, and are incorporated herein by reference.

Note Purchase Agreements

On June 22, 2018, in connection with the closing of the transactions contemplated by the Merger Agreement, Parent entered into note purchase agreements with two stockholders of Antibodies: Richard Krogsrud (“Krogsrud,” as purchaser under the “Krogsrud Agreement”) and the Michael L. Smith and Ardyce F. Smith 1994 Revocable Trust (the “Trust,” as purchaser under the “Trust Agreement”). The Trust Agreement provides for the Trust’s contribution of 88,594 shares of Antibodies common stock to Parent in exchange for a promissory note issued by Parent in the amount of $296,891.26. The Krogsrud Agreement provides for Krogsrud’s contribution of 14,000 shares of Antibodies common stock in exchange for a promissory note issued by Parent in the amount of $46,916.02. Both the Krogsrud Agreement and the Trust Agreement (together, the “Note Purchase Agreements”) contain customary representations and warranties made by Parent and the applicable purchaser.

The above description of the Note Purchase Agreements is not complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreements, copies of which are attached hereto as Exhibits 10.6 and 10.7 and are incorporated herein by reference.

Subordinated Promissory Notes

On June 22, 2018, in connection with and as contemplated by the Note Purchase Agreements, Parent, as maker, entered into corresponding subordinated promissory notes with Krogsrud (as payee under the “Krosgsrud Note”) and the Trust (as payee under the “Trust Note”).  Both the Krogsrud Note and the Trust Note (together, the “Subordinated Promissory Notes”) are guaranteed by the Company.  The Subordinated Promissory Notes are subordinate to the terms of any credit agreement, loan agreement, indenture, promissory note, guaranty or other debt instrument pursuant to which Parent or any affiliate of Parent incurs, borrows, extends, guarantees, renews or refinances any indebtedness for borrowed money or other extensions of credit with any federal or state bank or other institutional lender. Each of the Subordinated Promissory Notes has a 4% annual interest rate and a maturity date of June 22, 2021.

The above description of the Subordinated Promissory Notes is not complete and is qualified in its entirety by reference to the full text of the Subordinated Promissory Notes, copies of which are attached hereto as Exhibits 10.8 and 10.9 and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 22, 2018, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated May 8, 2018, by and among Parent, Merger Sub, Antibodies, Richard Krogsrud, solely as the representative of the stockholders of Antibodies (the “Stockholders”), and certain Stockholders signatory thereto, Merger Sub was merged with and into Antibodies with Antibodies continuing as the surviving corporation (the “Merger”). As a result of the Merger, Antibodies became a wholly-owned, direct subsidiary of Parent and a wholly-owned, indirect subsidiary of the Company. Under the terms of the Merger Agreement, at the effective time of the Merger, each share of Antibodies common stock issued and outstanding immediately prior to the effective time was converted automatically into the right to receive a pro rata portion of the Merger Consideration (as defined below) in cash, without interest and less any applicable withholding.

Under the terms of the Merger Agreement, at the effective time of the Merger the aggregate merger consideration paid by the Company to consummate the Merger was $4,094,266 (the “Merger Consideration”), which amount is subject to certain post-closing adjustments as set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement, (a) $500,000 of the Merger Consideration was placed into an escrow account to secure general indemnification claims against the Stockholders,  including, without limitation, (i) misrepresentations and breaches of warranties made by Antibodies and the Stockholders, (ii) breaches or nonperformance of any of Antibodies' covenants or agreements, and (iii) certain covered taxes, and (b) $500,000 was placed into a representative expense account to pay for any amounts due or expenses incurred by the representative or the Stockholders pursuant to the Merger Agreement.  The Merger Consideration paid by the Company was funded by (i) borrowings under an existing credit facility, (ii) cash on hand, (iii) proceeds from the issuance and sale of the Company’s Series C Cumulative Preferred Stock, and (iv) the proceeds of the Senior Secured Term Loan.

  The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the SEC on May 11, 2018.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 this Current Report on Form 8-K under the headings “Business Loan Agreement” and “Subordinated Promissory Notes” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 22, 2018, the Company sold 2,795 shares of the Company’s Series C Cumulative Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), to an accredited investor (the “Investor”) at a purchase price of $500.00 per share, or an aggregate of purchase price $1,397,500. The Company issued the shares of Series C Preferred Stock to the Investor on the same date. Such shares were sold to the Investor in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

Cautionary Note Regarding Forward-Looking Statements

Statements included in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties, which could cause actual results to differ materially from those expressed or implied from such statements. These risks and uncertainties include, without limitation, adjustments to the merger consideration payable in the Merger and integration matters relating to the Merger and Antibodies. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A as filed with the Securities and Exchange Commission on April 30, 2018. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:
Exhibit No.	Description
10.1	Business Loan Agreement, dated June 14, 2018, by and between AB Merger Sub, Inc. and First Northern Bank of Dixon.

10.2	Promissory Note, dated June 14, 2018, made by AB Merger Sub, Inc. payable to First Northern Bank of Dixon.

10.3	Deed of Trust, dated June 14, 2018, by Antibodies Incorporated, as Trustor.

10.4	Commercial Guaranty, dated June 14, 2018, from Janel Corporation (as Guarantor) to First Northern Bank of Dixon.

10.5	Commercial Guaranty, dated June 14, 2018, from AB HoldCo, Inc. (as Guarantor) to First Northern Bank of Dixon.

10.6	Note Purchase Agreement, dated June 22, 2018, by and between AB HoldCo, Inc. and Richard Krogsrud.

10.7	Note Purchase Agreement, dated June 22, 2018, by and between AB HoldCo, Inc. and the Michael L. Smith and Ardyce F. Smith 1994 Revocable Trust.

10.8	Subordinated Promissory Note, dated June 22, 2018, made by AB HoldCo, Inc. payable to Richard Krogsrud.

10.9	Subordinated Promissory Note, dated June 22, 2018, made by AB HoldCo, Inc. payable to the Michael L. Smith and Ardyce F. Smith 1994 Revocable Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: June 27, 2018	By:	/s/ Brendan J. Killackey
Brendan J. Killackey
Chief Executive Officer